As filed with the Securities and Exchange Commission on April 3, 2006

Registration No. 333-131465

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSET BACKED SECURITIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	13-3354848
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

______________________________________

Eleven Madison Avenue

New York, New York 10010

(212) 325-2000

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

____

_____________

Greg Richter

Vice President

Asset Backed Securities Corporation

Eleven Madison Avenue

New York, New York 10010

(212) 325-2000

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

__________________

Copy to:

Michael P. Braun

McKee Nelson LLP

One Battery Park Plaza, 33rd Floor

New York, New York 10004

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)
Asset Backed Certificates and Asset Backed Notes	$14,235,812,010	100%	$14,235,812,010	$0.00

(1) Pursuant to Rule 457(p) of the Securities Act of 1933, of the asset-backed notes and certificates (collectively, “securities”) previously registered on Form S-3 (File No. 333-127230), we are carrying forward $14,234,812,010 to this Registration Statement.  The Registrant previously paid the Commission a filing fee of approximately $1,523,124.89 that is attributable to the securities being carried forward.  In connection with this Registration Statement, we have previously paid the Commission a filing fee of $107.00, calculated pursuant to Rule 457(a) of the Securities Act of 1933, which represents the filing fee for $1,000,000 of securities that were not previously registered with the Commission.

(2) Estimated solely for the purpose of calculating the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement includes a base prospectus and two forms of prospectus supplement.  Version 1 of the form of prospectus supplement may be used in offering a series of Asset-Backed Certificates and Version 2 of the form of prospectus supplement may be used in offering a series of Asset-Backed Notes.  Each such form is intended to be illustrative of the type of disclosure that might be presented for a series of certificates or notes, but is not intended to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular series.  Each base prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions:

Registration Fee	$1,523,233.06
Printing and Engraving Expenses	3,000,000.00
Trustee’s Fees and Expenses	1,500,000.00
Legal Fees and Expenses	4,200,000.00
Accountant’s Fees and Expenses	2,250,000.00
Rating Agency Fees	4,500,000.00
Miscellaneous	450,000.00

Total	$17,423,233.06

Item 15.  Indemnification of Directors and Officers.

As authorized by Section 145 of the General Corporation Law of Delaware (the “Delaware Corporation Law”) and the By-Laws of the Registrant, each director and officer of the Registrant may be indemnified by the Registrant against expenses (including attorney’s fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Registrant if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.  If the legal proceeding, however, is by or in the right of the Registrant, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

Item 16.  Exhibits

1.1

Form of Underwriting Agreement*

3.1

Restated Certificate of Incorporation of Asset Backed Securities Corporation*

4.1

Form of Pooling and Servicing Agreement****

4.2

Form of Deposit Trust Agreement (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*

5.1

Opinion of McKee Nelson LLP as to securities offered****

8.1

Opinion of McKee Nelson LLP with respect to tax matters****

10.1

Form of Master Seller’s Warranty and Servicing Agreement (Mortgage Loans)*

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)****

24.1

Powers of Attorney of directors and officers of Asset Backed Securities Corporation****

25.1

Statement of Eligibility and Qualification of Indenture Trustee***

*

Incorporated by reference to Registration Statement No. 333-00365.

**

Incorporated by reference to Registration Statement No. 333-44300.

***

To be filed by amendment.

****

Previously filed.

Item 17.  Undertakings

(a)  Undertakings pursuant to Rule 415.

The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  Undertaking as to documents subsequently filed that are incorporated by reference.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Undertaking as to equity offerings of nonreporting registrants.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)  Undertaking as to request for acceleration of effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)  Undertaking as to registration statement permitted by Rule 430A under the Securities Act of 1933, as amended.

The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(3)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)  The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

(f)  Undertaking as to trust indentures under the Trust Indenture Act of 1939 for delayed offerings.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Asset Backed Securities Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 3rd day of April, 2006.

Asset Backed Securities Corporation

    (Registrant)

By:                         *

Name:  Greg Richter

Title:   Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:                         *

Name:  Joseph M. Donovan

Title:   President and Director
            (Principal Executive Officer)

By:                         *

Name:  Thomas Zingalli

Title:   Vice President and Controller
           (Principal Financial Officer
              and Principal Accounting Officer)

By:                         *

Name:  Carlos Onis

Title:   Vice President and Director

By:                         *

Name:  Juliana Johnson

Title:   Director

By:      /s/ Greg Richter

Name:  Greg Richter

Title:  Vice President

*

Greg Richter, by signing his name hereto, does sign this document on behalf of each of the persons identified above for who he is attorney-in-fact pursuant to a power of attorney duly executed by such person and previously filed.

EXHIBIT INDEX

1.1

Form of Underwriting Agreement*

3.1

Restated Certificate of Incorporation of Asset Backed Securities Corporation*

4.1

Form of Pooling and Servicing Agreement ****

4.2

Form of Deposit Trust Agreement (Grantor Trust, Fixed Rate/Interest Only Certificates, Mortgage Certificates)*

5.1

Opinion of McKee Nelson LLP as to securities offered****

8.1

Opinion of McKee Nelson LLP with respect to tax matters****

10.1

Form of Master Seller’s Warranty and Servicing Agreement (Mortgage Loans)*

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)****

24.1

Powers of Attorney of directors and officers of Asset Backed Securities Corporation ****

25.1

Statement of Eligibility and Qualification of Indenture Trustee***

*

Incorporated by reference to Registration Statement No. 333-00365.

**

Incorporated by reference to Registration Statement No. 333-44300.

***

To be filed by amendment.

****

Previously filed.